Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-266445) pertaining to the Employee’s share option plans of INX Limited of our reports dated April 18, 2024, with respect to the consolidated financial statements of INX Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2023.

KOST FORER GABBAY & KASIERER
April 18, 2024	/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member Firm of Ernst & Young Global